UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 14, 2013

SAFEWAY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-00041	94-3019135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of Principal Executive Offices)	(Zip Code)
(925) 467-3000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Our Annual Meeting of Stockholders was held on May 14, 2013, at which the stockholders voted on proposals as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 1. Election of Directors
Janet E. Grove	176,005,391	2,177,890	379,401	20,450,899
Mohan Gyani	175,654,010	2,547,718	360,781	20,450,899
Frank C. Herringer	152,664,509	46,178,100	376,453	20,450,899
George J. Morrow	176,124,452	2,045,836	392,221	20,450,899
Kenneth W. Oder	132,158,734	45,896,936	506,839	20,450,899
T. Gary Rogers	132,904,612	45,286,457	371,440	20,450,899
Arun Sarin	130,977,659	47,216,095	368,755	20,450,899
William Y. Tauscher	175,197,521	2,991,139	373,849	20,450,899
Proposal 2. Non-binding Advisory Approval of the Company's Executive Compensation (“Say-on-Pay”)	123,534,747	53,511,714	1,515,373	20,450,899
Proposal 3. Re-Approval of the 2007 Equity and Incentive Award Plan	163,080,225	14,723,474	758,135	20,450,899
Proposal 4. Ratification of Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2013	194,841,800	3,831,439	339,494	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

May 17, 2013	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel